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                         [KIRKLAND & ELLIS LETTERHEAD]

                                                                  Exhibit 5.1


                                October 30, 2000


Tower Automotive, Inc.
4508 IDS Center
Minneapolis, Minnesota  55402

R.J. Tower Corporation
5211 Cascade Road, Suite 300
Grand Rapids, Michigan  49541

The Subsidiaries of R.J. Tower Corporation
Listed on Exhibit A attached hereto
          ---------

                  Re: R.J. Tower Corporation/Tower Automotive, Inc. Registration Statement on Form S-4
                           ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to R.J. Tower Corporation, a Michigan corporation (the "Issuer"), Tower Automotive, Inc., a Delaware corporation and parent corporation of the Issuer ("Parent"), and each of the wholly owned subsidiaries of the Issuer set forth on the attached Exhibit A (the "Subsidiary Guarantors") in connection with the proposed registration by the Issuer of its offer to exchange up to (U)150,000,000 in aggregate principal amount of its 9.25% Senior Notes due 2010 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333- 45528), originally filed with the Securities and Exchange Commission (the "Commission") on September 11, 2000, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented is hereinafter referred to as the "Registration Statement").

                  The obligations of the Issuer under the Exchange Notes will be guaranteed (collectively, the "Guarantees") by Parent and all of the Subsidiary Guarantors (collectively, the "Guarantors"). The Exchange Notes are to be issued pursuant to the Indenture, dated as of July 25, 2000, by and between the Issuer, the Guarantors and United States Trust Company of New York, as trustee (the "Indenture") in



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                                KIRKLAND & ELLIS


Tower Automotive, Inc.
R.J. Tower Corporation
October 30, 2000
Page 2



exchange for and in replacement of the Issuer's outstanding 9.25% Senior Notes due 2010 (the "Old Notes").

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

                  In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificate or articles of incorporation, and the bylaws of the Issuer and each of the Guarantors, (ii) minutes and records of the corporate proceedings of the Issuer with respect to the issuance of the Exchange Notes, (iii) the Registration Statement, (iv) the Indenture, (v) the Notation of Guarantee executed by the Guarantors and (vi) the Exchange and Registration Rights Agreement, dated as of July 25, 2000, by and among the Issuer, the Guarantors and Chase Manhattan International Limited, Bank of America International Limited, ABN AMRO Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, First Chicago Limited and Scotia Capital (USA) Inc. (the "Registration Agreement").

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Issuers and others. In rendering the opinion below regarding the Issuer and Guarantors (other than those incorporated under the laws of the State of Delaware and the Commonwealth of Kentucky), we have relied on the opinions of these firms listed on Exhibit B attached hereto. With respect to those Guarantors incorporated under the laws of the Commonwealth of Kentucky, our opinions are based solely on our review of the applicable provisions of the Kentucky Business Corporation Act.




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                                KIRKLAND & ELLIS

Tower Automotive, Inc.
R.J. Tower Corporation
October 30, 2000
Page 3



                  Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principle of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder and the federal laws of the United States of America. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.

                  Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that when: (i) the Registration Statement becomes effective under the Act, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Old Notes in accordance with the terms of the Registration Agreement, the Exchange Notes will be validly issued and binding obligations of the Issuer and the Guarantees will be validly issued and binding obligations of the Guarantors.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.



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                                KIRKLAND & ELLIS


Tower Automotive, Inc.
R.J. Tower Corporation
October 30, 2000
Page 4

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                     Sincerely,

                                                     /s/ KIRKLAND & ELLIS

                                                     Kirkland & Ellis




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                                    EXHIBIT A
                                    ---------


NAME                                              JURISDICTION OF INCORPORATION
----                                              -----------------------------
R.J. Tower Corporation..........................             Indiana
Tower Automotive Products Company, Inc..........             Delaware
R.J. Tower Corporation..........................             Kentucky
Tower Automotive Delaware, Inc..................             Delaware
Kalamazoo Stamping and Die Company..............             Michigan
Trylon Corporation..............................             Michigan
Active Tool & Manufacturing Co., Inc............             Michigan
Active Products Corporation.....................             Indiana
Tower Automotive Services and Technology, Inc...             Delaware
Tower Automotive International, Inc.............             Delaware
Tower Automotive International Funding, Inc.....             Michigan
Tower Automotive International Holdings, Inc....             Michigan
Algoods USA Inc.................................             Kentucky





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                                    EXHIBIT B
                                    ---------

1. Opinion of Varnum, Riddering, Schmidt & Howlett LLP as to the Issuer and those Subsidiary Guarantors incorporated under the laws of the State of Michigan.

2. Opinion of Baker & Daniels as to those Subsidiary Guarantors incorporated under the laws of the State of Indiana.